Exhibit 99.1

The BeautyHealth Company Announces Convertible Debt Refinancing

Refinancing extends maturity of existing debt and strengthens Company’s financial position to advance growth strategy

LONG BEACH, Calif.--(GLOBE NEWSWIRE)—May 21, 2025 – The Beauty Health Company (NASDAQ:SKIN), home to flagship brand Hydrafacial™, today announced that it entered into privately negotiated exchange agreements (the “Exchange Agreements”) with certain holders (the “Exchanging Holders”) of the Company’s outstanding 1.25% convertible senior notes due 2026 (the “Existing Notes”).

“Our refinancing marks a critical step in strengthening our financial position and extending a portion of our debt maturity, giving us greater flexibility to invest in long-term, profitable growth,” said BeautyHealth Chief Executive Officer Marla Beck. “With a robust pipeline of innovation and bold brand initiatives, we’re focused on enhancing commercial execution, accelerating science-backed product development, and deepening provider engagement.”

Under the terms of the Exchange Agreements, the Company will exchange approximately $413.2 million of aggregate principal amount of the Existing Notes for $250.0 million of new 7.95% convertible senior secured notes due 2028 (the “New Notes”), along with an aggregate of approximately $143.4 million in cash, including accrued and unpaid interest (the “Exchange”). The New Notes will be senior, secured obligations of the Company, will be guaranteed by certain of the Company’s subsidiaries (including the Company’s material domestic, wholly owned subsidiaries), and will bear interest at a rate of 7.95% per annum. Subject to certain restrictions, noteholders may convert the New Notes at any time until two scheduled trading days prior to maturity. The initial conversion rate is 349.6503 shares per $1,000 principal amount, reflecting a conversion price of approximately $2.86 per share. This rate is subject to adjustment based on certain events. The Company expects to close the Exchange on or around May 27, 2025.

Goldman Sachs is acting as exclusive financial advisor and Latham & Watkins LLP served as transaction counsel to BeautyHealth.

Additional information regarding this announcement may be found in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission.

The New Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and the New Notes and the shares of the Company’s Class A Common Stock issuable upon conversion of the New Notes will not be offered or sold except pursuant to an effective registration statement or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, the New Notes and related guarantees, the Existing Notes or any other securities, nor will there be any sale of the New Notes and related guarantees, the Existing Notes or any other securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

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About The Beauty Health Company

The Beauty Health Company (NASDAQ: SKIN) is a medtech meets beauty company delivering millions of skin health experiences every year that help consumers reinvent their relationship with their skin, bodies, and self-confidence. Our brands are pioneers: Hydrafacial™ in hydradermabrasion, SkinStylus™ in microneedling, and Keravive™ in scalp health. Together, with our powerful global community of estheticians, partners, and consumers, we are personalizing skin health for all ages, genders, skin tones, and skin types. We are committed to being ever more mindful in how we conduct our business to positively impact our communities and the planet. Find a local provider at https://hydrafacial.com/find-a-provider/ and learn more at beautyhealth.com or LinkedIn.

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Forward-Looking Statements

Certain statements made in this press release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding The Beauty Health Company’s strategy, plans, objectives, initiatives and financial outlook. When used in this press release, the words “estimates,” “projects,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside The Beauty Health Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. As such, readers are cautioned not to place undue reliance on any forward-looking statements.

Important factors that may affect actual results or outcomes include, but are not limited to: risks related to whether the Company will be able to satisfy the conditions required to close the transaction; the potential impact of market and other general economic conditions; the ability of the Company to successfully execute its business plan and achieve the intended benefits thereof; the Company's failure to manage growth effectively; the Company's failure to fully realize the anticipated benefits of the transaction; and other risks and uncertainties set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 8, 2025, and in the Company’s subsequent filings with the SEC. There may be additional risks that the Company does not presently know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The Beauty Health Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts:
Investors: IR@beautyhealth.com

Source: BeautyHealth

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